Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2026 SECOND QUARTER RESULTS

Strong Earnings Growth Driven by International Operations and Broadspire

Quarterly Dividend Increases to $0.08 per Share

ATLANTA, (August 3, 2026) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the second quarter ended June 30, 2026.

Revenues before reimbursements decreased slightly to $321.4 million in the 2026 second quarter from $323.0 million in the 2025 second quarter. Second quarter net income was $13.4 million, or $0.27 per diluted share for CRD-A and $0.28 for CRD-B, compared to $7.8 million, or $0.16 per diluted share for CRD-A and CRD-B in the prior year quarter.

GAAP Consolidated Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	Change	2026	2025	Change
Revenues before reimbursements	$321.4	$323.0	(0)%	$631.0	$635.0	(1)%
Net income attributable to shareholders	13.4	7.8	73%	18.4	14.5	27%
Diluted earnings per share CRD-A	0.27	0.16	69%	0.37	0.29	28%
Diluted earnings per share CRD-B	0.28	0.16	75%	0.37	0.29	28%

Non-GAAP Consolidated Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2026	2025	Change	2026	2025	Change
Revenues before reimbursements on constant dollar basis	$313.7	$323.0	(3)%	$615.4	$635.0	(3)%
Consolidated adjusted operating earnings	29.4	22.0	34%	43.1	39.8	8%
Consolidated adjusted EBITDA	37.6	31.4	20%	59.9	58.3	3%
Non-GAAP net income attributable to shareholders	18.8	11.2	68%	26.6	21.5	24%
Non-GAAP diluted earnings per share CRD-A	0.38	0.22	73%	0.54	0.43	26%
Non-GAAP diluted earnings per share CRD-B	0.38	0.22	73%	0.54	0.43	26%

Mr. Bruce Swain, president and chief executive officer of Crawford & Company, commented, “Our second quarter was strong, rebounding nicely from the slower start to the year. Performance in the quarter was driven by weather-related claims volume in International, as well as continued solid results in Broadspire. I am confident in our overall direction despite a mixed claims environment that creates challenges in certain parts of our business. A cornerstone of our long-term strategy is to continue to focus on growing our non-weather dependent revenue streams to improve operational resiliency, and we are making progress in that regard.”

Mr. Swain continued, “Organic revenue growth and profitable market share gains are our top priorities, and we are focused on client-centricity and operational execution to drive long-term growth. We are encouraged by opportunities we’re seeing in the marketplace, winning nearly $22 million in new business in the quarter with an active pipeline in front of us. Given the Company’s consistent profitability and strong cash generation, our Board has approved an increase to our quarterly dividend to $0.08 per share. As we move through the second half of the year, we remain focused on delivering measurable long-term value to our clients, employees, and shareholders.”

Segment Results for the Second Quarter

U.S. Property and Casualty

U.S. Property and Casualty revenues before reimbursements were $74.1 million in the second quarter of 2026, down 10.2% from $82.5 million in the second quarter of 2025, primarily driven by decreases in weather-related claims and staff augmentation levels within our Catastrophe Services business and a decrease in referrals in Contractor Connection.

The segment had operating earnings of $7.2 million in the 2026 second quarter, decreasing from $7.5 million in the second quarter of 2025. The operating margin was 9.7% in the 2026 quarter, compared with 9.0% in the 2025 quarter. The decrease in operating earnings was primarily driven by the reduction in revenues as compared to the prior year quarter.

U.S. Property and Casualty revenues before reimbursements were $147.0 million in the six months ended June 30, 2026, decreasing 10.8% from $164.7 million in the 2025 period, primarily driven by decreases in weather-related claims and staff augmentation levels within our Catastrophe Services business and a decrease in referrals in Contractor Connection.

The segment had operating earnings of $14.8 million in the six months ended June 30, 2026, decreasing from $17.2 million in the 2025 period. The operating margin was 10.1% for the six months ended June 30, 2026, compared with 10.5% in the 2025 period. The decrease in operating earnings was primarily driven by the reduction in revenues as compared to the prior year period.

Broadspire

Broadspire segment revenues before reimbursements were $109.4 million in the 2026 second quarter, increasing 1.2% from $108.2 million in the 2025 second quarter driven by increases in disability claims and medical management revenues.

Broadspire operating earnings were $15.7 million in the second quarter of 2026, representing an operating margin of 14.4%, increasing from $14.2 million, or 13.1% of revenues in the 2025 period. The increase was due to the increased revenues as well as a reduction in centralized indirect support expenses.

Broadspire segment revenues before reimbursements were $214.2 million in the 2026 year-to-date period, increasing 1.1% from $211.8 million in the 2025 period due to increases in disability claims and medical management revenues.

Broadspire operating earnings were $26.6 million in the six months ended June 30, 2026, representing an operating margin of 12.4%, increasing from $26.2 million, or 12.4% of revenues in the 2025 period. The slight increase was due to a reduction in centralized indirect support expenses.

International Operations

International Operations revenues before reimbursements were $138.0 million in the second quarter of 2026, up 4.2% from $132.3 million in the prior-year quarter. The disposition of the Crawford Legal Services businesses reduced revenues by $4.1 million, while foreign currency exchange rate movements increased revenues by $7.7 million. Excluding the effects of these items, revenues increased $2.1 million, or 1.6%, from $127.3 million in the second quarter of 2025 to $129.4 million for the second quarter of 2026, driven primarily by higher weather-related activity in Australia and Asia.

Operating earnings were $10.9 million in the 2026 second quarter, increasing from $7.3 million in the 2025 period. The segment’s operating margin for the 2026 quarter increased to 7.9% compared with 5.5% in the 2025 quarter driven by improved operating results within Australia and Canada.

International Operations revenues before reimbursements were $269.8 million in the 2026 year-to-date period, up 4.4% from $258.5 million in the 2025 period. The disposition of the Crawford Legal Services businesses reduced revenues by $7.4 million, while foreign currency exchange rate movements increased revenues by $15.5 million. Excluding the effects of these items, revenues increased $3.2 million, or 1.3%, from $247.8 million for the six months ended June 30, 2025 to $251.0 million for the six months ended June 30, 2026, driven primarily by higher weather-related activity in Australia and Asia.

Operating earnings were $14.9 million in the six months ended June 30, 2026, increasing from $9.6 million in the 2025 period. The segment’s operating margin for the six months ended June 30, 2026 increased to 5.5% compared with 3.7% in the 2025 period driven by improved operating results within Australia, Canada and Asia.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $4.3 million in the second quarter of 2026, compared with $7.0 million in the same period of 2025. The decrease in the 2026 second quarter was primarily due to one-time $3.1 million indirect tax expense incurred in the 2025 second quarter. Unallocated corporate costs were $13.1 million for both the six months ended June 30, 2026 and 2025.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) decreased $8.7 million, or 11.1%, in the three months ended June 30, 2026 as compared with the 2025 period. SG&A decreased $7.1 million, or 4.7%, in the 2026 year-to-date period as compared with the 2025 period. The decrease was primarily due to a $3.1 million one-time indirect tax expense incurred in the 2025 second quarter and lower compensation costs, partially offset by a $2.3 million software impairment charge in the 2026 second quarter.

Other Matters

The Company recognized a $1.3 million net loss on the disposition of businesses in the 2026 second quarter related to the sales of its Crawford Legal Services operations in the U.K. and Chile.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2026, totaled $69.4 million, compared with $64.1 million at December 31, 2025. The Company’s total debt outstanding as of June 30, 2026, totaled $198.1 million, compared with $189.1 million at December 31, 2025.

The Company’s operations provided $23.1 million of cash during the first six months of 2026, compared with $21.1 million provided in 2025. The increase in cash provided was primarily driven by higher earnings compared to prior year.

During the first six months of 2026, the Company repurchased 763,577 shares of CRD-A at an average per-share cost of $10.52 and 97,940 shares of CRD-B at an average per-share cost of $10.24. In the first six months of 2025, the Company did not repurchase any shares of CRD-A or CRD-B.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 4, 2026, at 8:30 a.m. Eastern Time to discuss its second quarter 2026 results. The conference call can be accessed live by dialing 1-800-715-9871 and using Conference ID 3128371. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through August 11, 2026. You may dial 1-800-770-2030 and use passcode 3128371# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, loss on disposition of businesses, net, software impairment, income taxes, and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, loss on disposition of businesses, net, software impairment, income taxes, and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$183,488	57.1%	$190,658	59.0%	$361,131	57.2%	$376,520	59.3%
U.K.	GBP	43,021	13.4%	44,322	13.7%	86,184	13.7%	88,664	14.0%
Canada	CAD	23,737	7.4%	23,269	7.2%	47,469	7.5%	45,045	7.1%
Australia	AUD	25,384	7.9%	21,607	6.7%	46,129	7.3%	40,655	6.4%
Europe	EUR	18,411	5.7%	16,750	5.2%	35,890	5.7%	32,674	5.1%
Rest of World	Various	27,398	8.5%	26,391	8.2%	54,161	8.6%	51,471	8.1%
Total Revenues, before reimbursements		$321,439	100.0%	$322,997	100.0%	$630,964	100.0%	$635,029	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Operating earnings:
U.S. Property & Casualty	$7,155	$7,451	$14,771	$17,231
Broadspire	15,730	14,202	26,586	26,179
International Operations	10,862	7,331	14,859	9,551
Unallocated corporate and shared costs, net	(4,302)	(6,988)	(13,073)	(13,121)
Consolidated operating earnings	29,445	21,996	43,143	39,840
(Deduct) add:
Net corporate interest expense	(2,852)	(3,858)	(5,497)	(7,802)
Stock option expense	(114)	(214)	(300)	(398)
Amortization of intangible assets	(1,782)	(1,825)	(3,566)	(3,625)
Non-service pension costs	(1,462)	(2,354)	(3,438)	(4,687)
Loss on disposition of businesses, net	(1,285)	—	(1,285)	—
Software impairment	(2,294)	—	(2,294)	—
Contingent earnout adjustments	—	(80)	180	(443)
Income tax provision	(6,235)	(5,845)	(8,610)	(8,325)
Net loss (income) attributable to noncontrolling interests	27	(38)	20	(94)
Net income attributable to shareholders of Crawford & Company	$13,448	$7,782	$18,353	$14,466

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income attributable to shareholders of Crawford & Company	$13,448	$7,782	$18,353	$14,466
Add (Deduct):
Depreciation and amortization	9,496	9,814	19,085	19,461
Stock-based compensation	481	1,695	1,527	3,085
Net corporate interest expense	2,852	3,858	5,497	7,802
Non-service pension costs	1,462	2,354	3,438	4,687
Loss on disposition of businesses, net	1,285	—	1,285	—
Software impairment	2,294	—	2,294	—
Contingent earnout adjustments	—	80	(180)	443
Income tax provision	6,235	5,845	8,610	8,325
Non-GAAP adjusted EBITDA	$37,553	$31,428	$59,909	$58,269

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2026 and 2025:

Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025	Change
Net Cash Provided by Operating Activities	$23,144	$21,083	$2,061
Less:
Property & Equipment Purchases, net	(3,206)	(2,401)	(805)
Capitalized Software (internal and external costs)	(12,036)	(16,087)	4,051
Free Cash Flow	$7,902	$2,595	$5,307

Non-GAAP consolidated results for 2026 and 2025 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, loss on disposition of businesses, net, software impairment, and contingent earnout adjustments.

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2026 and 2025 before amortization of intangible assets, non-service related pension costs, loss on disposition of businesses, net, software impairment, and contingent earnout adjustments:

Three Months Ended June 30, 2026
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$19,656	$13,448	$0.27	$0.28
Adjustments:
Amortization of intangible assets	1,782	1,492	0.03	0.03
Non-service pension costs	1,462	1,067	0.02	0.02
Loss on disposition of businesses, net	1,285	1,090	0.02	0.02
Software impairment	2,294	1,695	0.03	0.03
Non-GAAP Adjusted	$26,479	$18,792	$0.38	$0.38

Three Months Ended June 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$13,665	$7,782	$0.16	$0.16
Adjustments:
Amortization of intangible assets	1,825	1,511	0.03	0.03
Non-service pension costs	2,354	1,823	0.04	0.04
Contingent earnout adjustments	80	80	-	-
Non-GAAP Adjusted	$17,924	$11,196	$0.22	$0.22

Six Months Ended June 30, 2026
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$26,943	$18,353	$0.37	$0.37
Adjustments:
Amortization of intangible assets	3,566	3,006	0.06	0.06
Non-service pension costs	3,438	2,642	0.05	0.05
Loss on disposition of businesses, net	1,285	1,090	0.02	0.02
Software impairment	2,294	1,695	0.03	0.03
Contingent earnout adjustments	(180)	(180)	-	-
Non-GAAP Adjusted	$37,346	$26,606	$0.54	$0.54

Six Months Ended June 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$22,885	$14,466	$0.29	$0.29
Adjustments:
Amortization of intangible assets	3,625	3,000	0.06	0.06
Non-service pension costs	4,687	3,626	0.07	0.07
Contingent earnout adjustments	443	443	0.01	0.01
Non-GAAP Adjusted	$31,640	$21,535	$0.43	$0.43

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,712	30,304	29,735	30,240
Class B Common Stock	18,935	19,145	18,963	19,145
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,047	30,782	30,229	30,744
Class B Common Stock	18,935	19,145	18,963	19,145

Further information regarding the Company’s operating results for the three and six months ended June 30, 2026, financial position as of June 30, 2026, and cash flows for the six months ended June 30, 2026 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL HOLLY BOUDREAU AT (404) 220-4388.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2026	2025	% Change

Revenues:
Revenues Before Reimbursements	$321,439	$322,997	(0)%
Reimbursements	8,585	11,598	(26)%
Total Revenues	330,024	334,595	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	226,446	224,724	1%
Reimbursements	8,585	11,598	(26)%
Total Costs of Services	235,031	236,322	(1)%

Selling, General, and Administrative Expenses	69,662	78,337	(11)%
Corporate Interest Expense, Net	2,852	3,858	(26)%
Loss on Disposition of Businesses, Net	1,285	-	nm
Total Costs and Expenses	308,830	318,517	(3)%

Other Loss, Net	(1,538)	(2,413)	(36)%

Income Before Income Taxes	19,656	13,665	44%
Provision for Income Taxes	6,235	5,845	7%

Net Income	13,421	7,820	72%

Net Loss (Income) Attributable to Noncontrolling Interests	27	(38)	171%

Net Income Attributable to Shareholders of Crawford & Company	$13,448	$7,782	73%

Earnings Per Share - Basic:
Class A Common Stock	$0.28	$0.16	75%
Class B Common Stock	$0.28	$0.16	75%

Earnings Per Share - Diluted:
Class A Common Stock	$0.27	$0.16	69%
Class B Common Stock	$0.28	$0.16	75%

Cash Dividends Per Share:
Class A Common Stock	$0.075	$0.07	7%
Class B Common Stock	$0.075	$0.07	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2026	2025	% Change

Revenues:
Revenues Before Reimbursements	$630,964	$635,029	(1)%
Reimbursements	19,186	22,905	(16)%
Total Revenues	650,150	657,934	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	447,858	446,617	0%
Reimbursements	19,186	22,905	(16)%
Total Costs of Services	467,044	469,522	(1)%

Selling, General, and Administrative Expenses	145,806	152,924	(5)%
Corporate Interest Expense, Net	5,497	7,802	(30)%
Loss on Disposition of Businesses, Net	1,285	-	nm
Total Costs and Expenses	619,632	630,248	(2)%

Other Loss, Net	(3,575)	(4,801)	(26)%

Income Before Income Taxes	26,943	22,885	18%
Provision for Income Taxes	8,610	8,325	3%

Net Income	18,333	14,560	26%

Net Loss (Income) Attributable to Noncontrolling Interests	20	(94)	121%

Net Income Attributable to Shareholders of Crawford & Company	$18,353	$14,466	27%

Earnings Per Share - Basic:
Class A Common Stock	$0.38	$0.29	31%
Class B Common Stock	$0.38	$0.29	31%

Earnings Per Share - Diluted:
Class A Common Stock	$0.37	$0.29	28%
Class B Common Stock	$0.37	$0.29	28%

Cash Dividends Per Share:
Class A Common Stock	$0.15	$0.14	7%
Class B Common Stock	$0.15	$0.14	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2026 and December 31, 2025

(In Thousands, Except Par Values)

	June 30,	December 31,
	2026	2025
(In thousands, except par value amounts)	(Unaudited)	*
ASSETS

Current Assets:
Cash and Cash Equivalents	$69,419	$64,079
Accounts Receivable, Net	119,063	115,661
Unbilled Revenues, at Estimated Billable Amounts	140,732	126,960
Income Taxes Receivable	3,735	4,350
Prepaid Expenses and Other Current Assets	29,839	41,362
Total Current Assets	362,788	352,412

Net Property and Equipment	15,811	16,649

Other Assets:
Operating Lease Right-of-Use Asset, Net	59,706	66,322
Goodwill	76,426	76,569
Intangible Assets Arising from Business Acquisitions, Net	62,981	66,352
Capitalized Software Costs, Net	110,673	112,812
Deferred Income Tax Assets	23,549	24,684
Other Noncurrent Assets	46,318	48,500
Total Other Assets	379,653	395,239

Total Assets	$758,252	$764,300

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$47,500	$38,500
Accounts Payable	44,379	39,769
Accrued Compensation and Related Costs	87,550	108,878
Self-Insured Risks	19,618	19,095
Income Taxes Payable	3,431	3,874
Operating Lease Liability	27,690	27,650
Other Accrued Liabilities	40,090	37,970
Deferred Revenues	35,101	33,834
Total Current Liabilities	305,359	309,570

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	150,580	150,593
Operating Lease Liability	44,903	53,531
Deferred Revenues	24,542	23,259
Accrued Pension Liabilities	16,285	17,910
Other Noncurrent Liabilities	32,065	38,005
Total Noncurrent Liabilities	268,375	283,298

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,614	29,860
Class B Common Stock, $1.00 Par Value	18,916	19,014
Additional Paid-in Capital	92,480	92,251
Retained Earnings	236,573	233,708
Accumulated Other Comprehensive Loss	(191,179)	(201,740)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	186,404	173,093
Noncontrolling Interests	(1,886)	(1,661)
Total Shareholders’ Investment	184,518	171,432

Total Liabilities and Shareholders’ Investment	$758,252	$764,300

(*)Derived from the audited Consolidated Balance Sheet

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

(In Thousands, Except Percentages)

Three Months Ended June 30,

	U.S. Property & Casualty		%	Broadspire		%	International Operations		%
	2026	2025	Change	2026	2025	Change	2026	2025	Change

Revenues Before Reimbursements	$74,065	$82,500	(10.2)%	$109,423	$108,158	1.2%	$137,951	$132,339	4.2%

Direct Compensation, Fringe Benefits & Non-Employee Labor	45,349	51,000	(11.1)%	60,567	60,694	(0.2)%	88,971	88,165	0.9%

% of Revenues Before Reimbursements	61.2%	61.8%		55.4%	56.1%		64.5%	66.6%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	21,561	24,049	(10.3)%	33,126	33,262	(0.4)%	38,118	36,843	3.5%

% of Revenues Before Reimbursements	29.1%	29.2%		30.3%	30.8%		27.6%	27.8%

Total Operating Expenses	66,910	75,049	(10.8)%	93,693	93,956	(0.3)%	127,089	125,008	1.7%

Operating Earnings (1)	$7,155	$7,451	(4.0)%	$15,730	$14,202	10.8%	$10,862	$7,331	48.2%

% of Revenues Before Reimbursements	9.7%	9.0%		14.4%	13.1%		7.9%	5.5%

Six Months Ended June 30,

	U.S. Property & Casualty		%	Broadspire		%	International Operations		%
	2026	2025	Change	2026	2025	Change	2026	2025	Change

Revenues Before Reimbursements	$146,950	$164,690	(10.8)%	$214,181	$211,830	1.1%	$269,833	$258,509	4.4%

Direct Compensation, Fringe Benefits & Non-Employee Labor	90,982	101,788	(10.6)%	120,948	119,037	1.6%	179,328	174,632	2.7%

% of Revenues Before Reimbursements	61.9%	61.8%		56.5%	56.2%		66.5%	67.6%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	41,197	45,671	(9.8)%	66,647	66,614	0.0%	75,646	74,326	1.8%

% of Revenues Before Reimbursements	28.0%	27.7%		31.1%	31.4%		28.0%	28.8%

Total Operating Expenses	132,179	147,459	(10.4)%	187,595	185,651	1.0%	254,974	248,958	2.4%

Operating Earnings(1)	$14,771	$17,231	(14.3)%	$26,586	$26,179	1.6%	$14,859	$9,551	55.6%

% of Revenues Before Reimbursements	10.1%	10.5%		12.4%	12.4%		5.5%	3.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, loss on disposition of businesses, net, software impairment, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended June 30, 2026 and June 30, 2025

(In Thousands)

	2026	2025
Cash Flows From Operating Activities:
Net income	$18,333	$14,560
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	19,085	19,461
Software impairment	2,294	—
Stock-based compensation	1,527	3,085
Loss on disposal of property and equipment	28	1,030
Loss on disposition of businesses, net	1,285	—
Contingent earnout adjustments	(180)	443
Changes in operating assets and liabilities:
Accounts receivable, net	(3,504)	8,111
Unbilled revenues, net	(16,379)	(12,127)
Accrued or prepaid income taxes	600	(2,922)
Accounts payable and accrued liabilities	(16,908)	(16,136)
Deferred revenues	2,283	1,295
Accrued retirement costs	(725)	25
Prepaid expenses and other operating activities	15,405	4,258
Net cash provided by operating activities	23,144	21,083

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(3,206)	(2,401)
Capitalization of computer software costs	(12,036)	(16,087)
Proceeds from settlement of life insurance policies	—	210
Proceeds from business dispositions, net of cash	5,560	—
Net cash used in investing activities	(9,682)	(18,278)

Cash Flows From Financing Activities:
Cash dividends paid	(7,311)	(6,917)
Payments related to shares received for withholding taxes under employee stock-based compensation plans	(1,708)	—
Repurchases of common stock	(9,038)	—
Increases in short-term and revolving credit facility borrowings	23,500	49,193
Payments on short-term and revolving credit facility borrowings	(14,500)	(42,582)
Payments of contingent consideration on acquisitions	(95)	(1,326)
Increases in fiduciary liabilities	3,791	—
Other financing activities	752	554
Net used in financing activities	(4,609)	(1,078)

Effects of exchange rate changes on cash and cash equivalents	413	863
Increase in cash, cash equivalents, and restricted cash(1)	9,266	2,590
Cash, cash equivalents, and restricted cash at beginning of year(1)	64,546	56,329
Cash, cash equivalents, and restricted cash at end of period(1)	$73,812	$58,919

Supplemental cash flow information:
Income taxes paid	$8,043	$11,340
Interest paid	6,524	9,089

(1) The 2026 amounts include beginning restricted cash of $467 at December 31, 2025, and ending restricted cash of $4,393 at June 30, 2026, and the 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $390 at June 30, 2025, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.